UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 30, 2010

ESCALADE, INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

Indiana
(State or Other Jurisdiction of Incorporation)

0-6996	13-2739290
(Commission File Number)	(IRS Employer Identification No.)

817 Maxwell Ave, Evansville, Indiana	47711
(Address of Principal Executive Offices)	(Zip Code)

(812) 467-4449
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

   Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 5.07 – Submission of Matters to a Vote of Security Holders

On April 30, 2010, Escalade, Incorporated (the “Company”) held its Annual Meeting of Stockholders for which the Board of Directors solicited proxies.  At the Annual Meeting, the stockholders voted on the election of directors and the appointment of the Company’s independent registered public accounting firm for the Company’s 2010 fiscal year.

In the election of directors, as described in the Company’s proxy statement relating to the Annual Meeting, the Board determined to reduce the size of the Board from eight directors to seven directors and nominated seven of the incumbent directors for reelection, three of whom would be elected to a two year term and four of whom would be elected for a one year term.  The incumbent director not nominated for reelection was Blaine E. Matthews, Jr.  At the Annual Meeting, the seven incumbent directors nominated by the Board were nominated by stockholders.  In addition, Mr. Matthews made a nomination from the floor at the Annual Meeting and nominated himself for reelection.  Accordingly, eight nominees stood for election to the Company’s seven member Board and the seven nominees receiving the greatest number of votes would be elected.  The results of the voting in the election of directors are as follows:

	Number of Votes
Director Nominee	For	Withheld

George Savitsky (2 year term)	7,081,558	1,736,920
Richard D. White (2 year term)	7,087,929	1,730,920
Edward E. Williams (2 year term)	7,520,979	1,297,499
Robert E. Griffin (1 year term)	6,974,531	1,843,947
Robert J. Keller (1 year term)	6,985,402	1,833,076
Richard F. Baalmann, Jr. (1 year term)	7,519,079	1,299,399
Patrick J. Griffin (1 year term)	6,921,464	1,897,014
Blaine E. Matthews, Jr.	986,803	7,831,675

Therefore, Messrs. Savitsky, White, Williams, R. Griffin, Keller, Baalmann and P. Griffin were elected to the Board.  Mr. Matthews was not elected and his term as a director of the Company ceased immediately upon the election of the seven directors identified in the previous sentence.

As to the appointment of the firm, BKD, LLP to serve as the Company’s independent registered public accounting firm for the Company’s 2010 fiscal year, the Company’s stockholders ratified such appointment by a vote of 10,935,001 shares FOR, 6,094 shares AGAINST, and 55,026 shares ABSTAINED.  Therefore, the appointment of BKD, LLP was approved.

Item 5.03 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 29, 2010, the Company’s Board of Directors approved certain amendments to the Company’s Amended Bylaws as attached hereto as Exhibit 3.1, which is incorporated herein by reference.  Those amendments implemented the classification of the Board of Directors into two tiers, one tier being elected for a two year term and one tier being elected for a one year term, effective immediately as of the election of the Company’s directors at the Annual Meeting of Stockholders held on April 30, 2010.  The Amended Bylaws were also amended to conform to the Indiana statutes regarding resignation of directors and to clarify the Company’s authority to issue uncertificated shares of its capital stock.

On April 30, 2010, the Company’s Board of Directors also approved further amending the Company’s Amended Bylaws to add an advance notice provision regarding the nomination of directors by stockholders at future annual meetings of the Company’s stockholders.  The precise terms of such amendment are anticipated to be approved by the Board no later than its next regularly scheduled meeting.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits

Exhibit	Description
3.1	Amendments to Amended Bylaws of Escalade, Incorporated adopted April 29, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Escalade, Incorporated has duly caused this report to be signed on its behalf in Evansville, Indiana by the undersigned hereunto duly authorized.

Date: May 5, 2010	ESCALADE, INCORPORATED

	By:	/s/ Deborah J. Meinert
Vice President Finance, Chief Financial Officer and Secretary